EXHIBIT 10.21



                                  SEITEL, INC.
                         EMPLOYMENT AGREEMENT AMENDMENT


     THIS EMPLOYMENT AGREEMENT AMENDMENT ( this "Agreement") is between Seitel, Inc. (the "Company"), a Delaware corporation with its principal place of business in Houston, Texas, and Paul A. Frame (the "Employee," and collectively with the Company, the "Parties"), and is an amendment to that certain Employment Agreement between the Company and the Employee dated effective January 1, 1991 (the "Employment Agreement").

                                    Recitals

     WHEREAS, the Company and the Employee entered into the Employment Agreement to govern the terms of the Employee's employment by the Company;

     WHEREAS, the Employment Agreement was entered into prior to the enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which section limits the deductibility by corporations of certain compensation expenses;

     WHEREAS, the compensation payable to the Employee under the Employment Agreement will become subject to the restrictions of Section 162(m) of the Code beginning January 1, 1998;

     WHEREAS, the Company proposed, and its shareholders approved at the Company's annual shareholders' meeting, the 1997 Executive Compensation Plan (the "Plan"), the purpose of which was to cause the compensation paid to Employee after January 1, 1998 to comply with the deductibility restrictions of
Section 162(m) of the Code;

     WHEREAS,  the Employee and the Company are entering into this  Agreement to
amend  the  Employment   Agreement  to  incorporate   therein  the  compensation
provisions approved by the Company's shareholders as set forth in the Plan;

     NOW, THEREFORE, the Parties do hereby agree as follows:

     1. Compensation. Section 3 of the Employment Agreement is hereby amended by deleting the existing Section 3 and replacing it with the following:

     "3. Compensation:

          (a) Base Salary. For services rendered by the Employee under this Agreement, the Company shall pay the Employee an annual base salary of $444,878 in twenty-four (24) bi-monthly installments (the "Base Salary").

          (b) Pre-Tax Profits Bonus. Commencing January 1, 1998, the Employee shall receive bonus payments based on the annual Pre-Tax Profits (the "PTP") of the Company and its majority owned subsidiaries ("Subsidiaries"). If the PTP exceeds the

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          PTP Threshold (hereinafter defined),  Employee shall receive a pre-tax profits bonus equal to 4.0% of PTP for PTP up to $50 million and 4.25% of PTP for PTP in excess of $50 million.

          The PTP must equal or exceed ten million dollars ($10,000,000.00) for fiscal year 1998 and each of the four years thereafter, twelve million dollars ($12,000,000.00) for fiscal year 2003 and each of the four years thereafter, and fourteen million dollars ($14,000,000.00) for fiscal year 2008 and thereafter (the "PTP Threshold"). The PTP shall be computed as follows:

          (i) Any bonuses paid to Company employees (other than bonuses paid to the Employee, Messrs. Horace A. Calvert, Herbert M. Pearlman and David S. Lawi (collectively, the "Executive Group") and bonuses paid to other employees of the Company aggregating up to 2% of
               PTP) shall be deducted before any bonuses payable to the Executive Group are calculated;

          (ii) Any Sales Bonuses  payable to the Employee and Mr.  Calvert under
               Section 3(c) hereof or the similar section of Mr. Calvert's employment agreement, as amended, shall be deducted before any bonuses payable under this Section 3(b) are calculated;

          (iii)Any bonuses payable to any member of the Executive Group under this Section 3(b) or the similar section of his employment agreement or bonuses paid to other employees of the Company aggregating up to 2% of PTP shall not be deducted from pre-tax profits in order to calculate the bonus payable to any other member of the Executive Group under this Section 3(b) or the similar section of such member's employment agreement, as amended;

          (iv) The annual pre-tax profits calculation shall be reviewed by the Company's outside auditors and approved by the Company's Compensation Committee before any bonuses are paid to the members of the Executive Group;

          (v) Any payments to the Employee by any company that is not a wholly-owned Subsidiary of the Company but whose profits are included in the Company's pre-tax profits calculation shall reduce the Company's pre-tax profits for purposes of calculating any percent of Company pre-tax profits payable to the Employee; and

          (vi) PTP shall be determined in accordance with generally accepted accounting principles and will mean, subject to the foregoing subparagraphs (i)-(v), the consolidated profits of the Company

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               before  payment of (A) all local,  state and federal income taxes
               or  (B)  the  payment  of  any   severance,   buy-out  or  salary
               continuation payments to Messrs. Pearlman or Lawi, but after deduction for: (X) all expenses of any subsidiary companies or divisions allocable to such year; and (Y) the payment of any management fee incurred for carrying out the activities of the Company.

          (c) Sales Bonus. Commencing January 1, 1998, the Company shall pay the Employee a bonus equal to 1% of the consolidated sales of the Company and its Subsidiaries in excess of $30 million, provided that the PTP exceeds the PTP Threshold. For this purpose, sales shall only include resales of seismic data, oil and gas sales and any other recurring sales. The Company may, in its sole discretion, advance monthly to Employee any amounts which would otherwise be due to Employee under this paragraph (c) assuming that the PTP Threshold for such year is achieved.

          (d) Payment of Bonuses. The Company shall pay Employee the Bonuses due hereunder no later than March 15th of the year following the year in which it is earned, provided, however, that before the Company is obligated to make any payments of Bonuses under Paragraphs (b) or (c), the Company's Compensation Committee shall certify to the Board of Directors of the Company that the material terms and performance goals hereunder have been met, which determination shall be made by the Compensation Committee in its sole discretion.

          (e) Salary Continuation Benefits. The Company will pay, so long as the Employee's Employment Agreement, as amended, is in full force and effect on the date of his death, a monthly salary continuation amount to the Employee's estate or his designee, for twelve months beginning on the date of his death. The annual salary continuation amount will equal the Employee's base salary at his date of death plus an average of the bonuses paid to the Employee by the Company for the three calendar years preceding the year of his death."

     2. Termination. Paragraph 13(b) of the Employment Agreement is hereby amended by inserting at the end thereof the following sentence:

          "Employee shall have no obligation to provide the Consulting Services to the Company under Section 2 hereof upon any termination pursuant to this Paragraph 13(b)."

     3. Amendment of Employment Agreement. This Agreement is executed as and shall constitute an amendment to the Employment Agreement, and shall be construed in connection with and as a part of the Employment Agreement. Except as specifically amended by this Agreement, all of the terms and provisions of the Employment Agreement shall remain in full force and effect. In the event of any conflict between the terms of the Employment Agreement and the terms of this Agreement, the terms of this Agreement shall apply.

     4. Controlling Law. The execution, validity, interpretation and performance of this Agreement shall be determined and governed by the laws of the State of Texas, and, in any action by the Company to enforce this Agreement, venue may be had in Harris County, Texas.


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     5.  Entire  Agreement.   The  Employment  Agreement,  as  amended  by  this
Agreement, contains the entire agreement of the Parties. The Employment Agreement and this Agreement may not be changed orally or by action or inaction, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     6. Severability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all remaining provisions of this Agreement shall remain in full force and effect.

     7. Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.


     EXECUTED to be effective as of the 1st day of January, 1998.


                                        SEITEL, INC.



                                        By:  /s/Herbert M. Pearlman
                                             -----------------------------------
                                        Name:  Herbert M. Pearlman
                                               ---------------------------------
                                        Title:  Chairman of the Board
                                                --------------------------------


                                        /s/ Paul A. Frame
                                        ----------------------------------------
                                        PAUL A. FRAME